UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2017, Allen I. Questrom, a director of Tailored Brands, Inc. (the Company”), notified the Board of Directors (the “Board”) of his decision not to stand for re-election as a director.  His term will expire on the date of the Company’s 2017 Annual Meeting of Shareholders.  Mr. Questrom indicated that he has declined to stand for re-election for personal reasons and not as the result of any disagreement with the Board or with the Company’s management.

Item 8.01                                           Other Events.

On March 17, 2017, the Company issued a press release announcing that the Board declared a quarterly cash dividend of $0.18 per share on the Company’s common stock, payable on June 23, 2017 to shareholders of record at the close of business on June 13, 2017.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibit is included in this Form 8-K:

Exhibit
Number	Description
99.1	Press Release of the Company dated March 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  March 17, 2017

TAILORED BRANDS, INC.

By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated March 17, 2017.